Exhibit 99.6

Kraft Foods

Irene Rosenfeld, Chairman and CEO

Internal Interview

September 2009

Q:	What are you announcing today?

A:	We’re announcing some very exciting news that Kraft is considering making an offer for Cadbury. It is the very logical next step in our transformation. It is a terrific opportunity to bring together two iconic companies with a fabulous heritage and a fabulous portfolio of iconic brands.

I’m not sure how familiar many of you are with Cadbury’s products, but they’re household names just like some of our Kraft products. Products like Trident, Dentine, Bubblicious. In the chocolate area; products like Dairy Milk, Flake, and Creme Eggs and even Halls cough drops are products made by Cadbury.

This is a fabulous opportunity to bring together two companies to create a global powerhouse in snacks, confectionary and quick meals. It will be a $50 billion company with operations in significant markets around the world, particularly in developing markets, and so it’s an exceptionally exciting opportunity. Obviously there is much work to do as we move forward, but I really wanted to have the opportunity to share it with you as it became public.

Q:	What will change for Kraft Foods’ employees?

A:	At this point, nothing. I think the best thing we can all do is to just stay focused on delivering our commitments for the balance of the year. It’s quite early in the process, but I assure you that as news becomes available, I will share it with you as I always do.

Q:	Will there be any job losses at Kraft Foods, or will there be any plant closings?

A:	Let me be as clear as I can be. This transaction is about growth. It’s about creating a global powerhouse of snacks, confectionary and quick meals; one that has tremendous scale, scope and resources to grow today and well into the future. Of course there will be some cost synergies as we put these two companies together, but it is at an early stage in the process. It would be premature to talk about any of the specifics. Mostly I’d like to leave employees with the understanding that this is a terrific opportunity to take our company to the next level on our way to top-tier performance.

Q:	How will this impact Kraft Foods’ financial performance and if it hurts it, what will the impact be on employee compensation and benefits?

A:	I don’t expect that it will have any impact on employee compensation and benefits. I do believe that the opportunity of bringing these two companies together will enable us to become a higher-growth, higher-margin company, which has been our aspiration.

Q:	Can you describe Cadbury, what are they like?

A:	What I can tell you is that our companies have very, very similar cultures. In fact, I actually think that if John Cadbury had met JL Kraft they could well have been friends. I think they both shared a love of innovation, of focusing on product quality and of looking at exciting new marketing opportunities. Even though Kraft is a US company and Cadbury is a UK company, I think there are many, many common elements of our cultures and I believe that bringing the two organizations together can truly create a stronger company from both parts.

Q:	What should Kraft Foods’ employees be telling their customers, suppliers and other third parties that they work with on a daily basis?

A:	It’s business as usual. We remain focused on delivering our 2009 commitments and I think that’s where we should put all of our efforts.

Q:	You’ve touched on culture a bit already, but what other things make you confident that this proposal will work?

A:	Well, in areas like social responsibility there are so many commonalities. I’ve talked a lot about the experience that we had with our Kenco coffee in the UK by becoming the largest purchase of Rainforest Alliance coffee and the tremendous impact that that has had on not only the sales of our products, but the feelings of consumers about our brand.

Similarly, Cadbury is looking at a similar relationship with Fair Trade cocoa. Different organization, same objective – the desire to enhance the environment and the lives of the people who grow the crops that our products depend on. So I think there are great similarities in our two companies and it’s what makes me so confident and optimistic that this partnership could be a fabulous one.

Q:	So is this a done deal?

A:	Not by any means. We have not made a formal offer. What we have done is made a proposal to the Board of Cadbury and our hope is that they will entertain that proposal and engage with us in a constructive dialogue to reach some sort of agreement. But it’s way too early in the process and we just have to let things play out.

Q:	Is this deal essential for Kraft Foods to become top tier?

A:	No. We have a very robust strategic plan. In fact I shared it with our employees just a couple of weeks ago and I am quite confident that with that plan we can achieve the top tier goals that we’ve set for ourselves. This proposed transaction would simply be a means, I believe, to accelerate our growth and help us to get to that end state even faster. But it is absolutely not necessary to the accomplishment of the goals that we had set for ourselves.

Q:	And finally, can you share with us your favorite Cadbury product? What do you recommend that your employees try if they haven’t tried it already?

A:	Well I think employees are quite familiar with what my favorite Kraft products are. Interestingly, there is a whole bunch of Cadbury products that are a fabulous complement to the products that we make today.

On a regular basis, Trident Gum would be way up there on my list of favorites. But from a seasonal perspective, those Cadbury eggs are a one-of-a-kind experience. In fact, if you actually watch people eat them, the ritual that one uses to eat a Cadbury egg is not unlike the ritual that we talk about to eat an Oreo. So it’s one of the many reasons that I think these companies were made for one another.

[End]

Nothing in this document is intended to be a profit forecast and the statements in this document should not be interpreted to mean that the earnings per Kraft Foods share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements regarding our possible offer to combine with Cadbury. Such statements include statements about the benefits of the proposed combination, expected future earnings, revenues and cost savings and other such items, based on our plans, estimates and projections. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors include, but are not limited to, the possibility that the possible offer will not be pursued and the risk factors set forth in our filings with the US Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this document except as required by applicable law or regulation.

ADDITIONAL US-RELATED INFORMATION

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Subject to future developments, Kraft Foods may file a registration statement and/or tender offer documents with the SEC in connection with the proposed combination. Cadbury shareholders should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the proposed combination, as they will contain important information. Those documents, if and when filed, as well as Kraft Foods’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.

RESPONSIBILITY STATEMENT

The directors of Kraft Foods each accept responsibility for the information contained in this document, save that the only responsibility accepted by them in respect of information in this document relating to Cadbury plc or the Cadbury Group (which has been compiled from public sources) is to ensure that such information has been correctly and fairly reproduced and presented. Subject as aforesaid, to the best of the knowledge and belief of the directors of Kraft Foods (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of that information.

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